ASSET PURCHASE AGREEMENT

by and among

AETRIUM INCORPORATED
AETRIUM CORPORATION
AETRIUM-WEB TECHNOLOGY, LP

and

WEB TECHNOLOGY, INC.

Dated as of December 28, 2006

TABLE OF CONTENTS

Page

ARTICLE I SALE AND PURCHASE OF ASSETS	1
1.1 Transfer of Assets	1
1.2 Excluded Assets	3
1.3 Assumed Liabilities of Buyer	3
1.4 Liabilities Not Assumed	4
1.5 Assignments Requiring Consents	4
1.6 Purchase Price	5
1.7 Allocation of Purchase Price	5

ARTICLE II CLOSING	6
2.1 Closing	6
2.2 Deliveries of Seller	6
2.3 Deliveries of Buyer	6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER	7
3.1 Corporate Organization	7
3.2 Authorization	7
3.3 Non-Contravention	7
3.4 Consents and Approvals	7
3.5 Title to Assets	7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER	8
4.1 Buyer's Organization	8
4.2 Due Authorization, Execution and Delivery; Effect of Agreement	8
4.3 Non Contravention	8
4.4 Consents	8
4.5 Financial Statements	8

ARTICLE V COVENANTS	9
5.1 Cooperation and Assignments	9
5.2 Further Assurances	9
5.3 Accounts Receivable and Accounts Payable	9
5.4 Continuation Payments	9
5.5 Customer Support	10
5.6 "AS IS" Sale	10
5.7 Cooperation	10
5.8 License	11
5.9 Security Deposit	11

ARTICLE VI CONDITIONS TO BUYER'S OBLIGATIONS	11
6.1 Representations, Warranties and Covenants of Seller	11
6.2 No Prohibition	11
6.3 Further Action	11
6.4 Deliveries	11

ARTICLE VII CONDITIONS TO SELLER'S OBLIGATIONS	12
7.1 Representations, Warranties and Covenants of Buyer	12
7.2 No Prohibition	12
7.3 Further Action	12
7.4 Deliveries	12

ARTICLE VIII MISCELLANEOUS	12
8.1 Entire Agreement	12
8.2 Successors and Assigns	12
8.3 Counterparts	13
8.4 Headings	13
8.5 Modifications and Waivers	13
8.6 Broker's Fees	13
8.7 Expenses	13
8.8 Notices	13
8.9 Arbitration	14
8.10 Governing Law; Consent to Jurisdiction	15
8.11 Public Announcements	15
8.12 Severability	15
8.13 No Third Party Beneficiaries	15
8.14 Rule of Construction	15

EXHIBITS

A - Product Lines
B - Business Balance Sheet
C - Form of Promissory Note
D - Form of Opinion of Counsel for Seller
E - Form of Opinion of Counsel for Buyer
F - Buyer Balance Sheet

DEFINITIONS

Defined Term Page

Accounts Receivable	2
Allocation Schedule	5
Assets	1
Assumed Liabilities	3
Authorit(y)(ies)	7
Business	1
Business Balance Sheet	2
Buyer	1
Buyer Balance Sheet	8
Closing	6
Closing Date	6
Consent(s)	7
Encumbrances	7
Excluded Assets	3
Facility Lease	4
General Partner	7
Interests	4
Inventory	2
Laws	7
Liabilities	9
Note	5
Product Lines	1
Purchase Price	5
Seller	1
Technology Rights	2

ASSET PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into this 28th day of December, 2006, is by and among WEB Technology, Inc., a Delaware corporation ("Buyer"), and Aetrium Incorporated, a Minnesota corporation and its affiliates Aetrium Corporation, a Minnesota corporation, and Aetrium-WEB Technology, LP, a Texas limited partnership (together, "Seller").

RECITALS:

FIRST, Seller is engaged in the business (the "Business") of the manufacture and sale of the product lines scheduled on Exhibit A (the “Product Lines”); and

SECOND, Buyer desires to purchase and Seller desires to sell substantially all of the assets of the Business;

NOW, THEREFORE, in consideration of the recitals and the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereby agree as follows:

ARTICLE I
SALE AND PURCHASE OF ASSETS

1.1 Transfer of Assets Subject to the terms and conditions of this Agreement, and except as otherwise provided in Sections 1.2 and 1.5 hereof, on the Closing Date (as hereinafter defined), Seller will sell, assign, transfer, and convey to Buyer, and Buyer will pur-chase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of the assets, properties, rights, contracts and claims employed in connection with the Business, wherever located, whether tangible or intangi-ble, real, personal or mixed, as the same exist at the Closing (as hereinafter defined) (collectively, the "Assets"). The Assets include, without limitation, the assets, properties, rights, contracts and claims described in the following paragraphs (a) through (l):

(a) Seller's leasehold interests in the Business premises located at 10501 Markison Road, Dallas, Texas;

(b) title to, or Seller's leasehold interests in, all the furnishings, furniture, office supplies, spare parts, tools, machinery and equipment that are used in the operation of the Business;

(c) title to, or Seller's leasehold interests in, all fixed assets, other than the Equipment, that are used in connection with the Business;

(d) all quantities of inventory, including without limitation raw materials, work-in-process, finished goods and supplies, used in connection with the Business (“Inventory”);

(e) all accounts receivable and all notes receivable (whether short-term or long-term) from third parties arising out of the operation of the Business, together with any unpaid interest accrued thereon and any security or collateral therefor, including without limitation recoverable deposits (the "Accounts Receivable");

(f) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services of the Business, or affecting the Assets;

(g) all rights and interests of Seller in and to patents and patent applications owned by Seller or licensed to Seller by third parties and used in connection with the Business, and all rights and interests of Seller in and to research, development and commercially practiced processes, trade secrets, know-how, inventions and manufacturing, engineering and other technical information, whether owned by Seller or licensed from third parties by Seller, which are used in connection with the Business (“Technology Rights”);

(h) all rights and interests of Seller in and to all trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names and service marks, used in connection with the Business, exclusive of Aetrium and all derivatives thereof, and all rights and interests of Seller in and to copyrights, and registrations and applications for such copyrights, used in connection with the Business;

(i) all contracts, agreements, arrangements and/or commitments of any kind which relate to the Business or the Assets;

(j) all customer and vendor lists relating to the Business, and all files and documents (including credit information) relating to such customers and vendors, and other business and financial records, files, books and documents relating to the Assets and/or the Business, including without limitation manuals and data, sales and advertising materials, and sales, distribution and purchase correspondence relating to the Assets and/or the Business;

(k) all prepaid charges, sums and fees and all rights to refunds per-taining to the Business; and

(l) all other assets of Seller employed in connection with the Business of the nature reflected or reserved against in the balance sheet of the Business indicated as transferred to/assumed by Buyer on Exhibit B attached hereto (“Business Balance Sheet”), including as acquired since November 25, 2006 in the ordinary course of the Business and consistent with past practice.

1.2 Excluded Assets. Nothwithstanding any other terms contained herein, Seller is not hereunder selling, assigning, transferring or conveying to Buyer the following assets, rights and properties (the "Excluded Assets"):

(a) any policies of liability or casualty insurance relating to the Business or the Assets or any prepaid premiums or other rights thereunder;

(b) any refunds or reimbursements for income or other taxes;

(c) any cash, depository accounts, certificates of deposit or securitites;

(d) any payments on Accounts Receivable made by wire transfer or electronic deposit initiated or by check dated on or before December 31, 2006;

(e) any intercompany accounts among Seller;

(f) any right, title or interest in or to the name Aetrium and any derivative thereof;

(g) except as provided in Section 5.7, any right, title or interest in or to Seller’s Manage 2000 enterprise management software system;

(h) except as otherwise set forth in the last sentence of Section 1.5 hereof, any right, title and interest under all leases, contracts, agreements, licenses, permits, exemptions, franchises, variances, waivers, consents, approvals and other authorizations which are not transferable without consent (unless such consent has been obtained);

(i) all other assets of Seller employed in connection with the Business of the nature indicated as reserved to Seller on Exhibit B attached hereto, including as acquired since November 25, 2006; and

(j) minute books, stock record books and corporate certificates of authority.

1.3 Assumed Liabilities of Buyer. Subject to Sections 1.4 and 1.5 hereof, Buyer will assume and pay, perform and discharge as and when due the following liabilities and obligations, whether known, unknown, contingent, absolute, determined, indeterminable or otherwise on the Closing Date and whether incurred or accru-ing prior to, on or after the Closing Date, to the extent relating to or arising from the Business ("Assumed Liabilities"):

(a) all pending customer purchase orders and deposits;

(b) all pending supplier purchase orders;

(c) all obligations under sales representative and distributor agreements;

(d) all obligations under non-disclosure agreements;

(e) Lease on the Business premises dated December 19, 1987 with Crow-Markison 22-27, as amended (“Facility Lease”);

(f) Copier leases with Savin Credit Corp. dated by Seller on January 22, 2003 and with Ricoh Corp. dated by Seller on March 22, 2005;

(g) all other liabilities and obligations of Seller not performed or satisfied as of the Closing Date under all of the other contracts, agreements and other commitments to which Seller is a party or by which Seller or any of its properties is bound; and

(h) all other liabilities of Seller of the nature reflected or reserved against in the Business Balance Sheet, including as incurred since November 25, 2006 in the ordinary course of the Business and consistent with past practice.

1.4 Liabilities Not Assumed. Notwithstanding Section 1.3 hereof, Buyer will not assume and will not be liable for:

(a) sponsorship of Seller's 401(k) plan or any liabilities in connection therewith;

(b) any intercompany accounts among Seller;

(c) accrued compensation, severance and related payroll taxes for employees terminated by Seller and not hired by Buyer;

(d) all other liabilities of Seller indicated as reserved to Seller on Exhibit B attached hereto, including as incurred since November 25, 2006; and

(e) expenses and any tax liabilities incurred by Seller in connection with the negotiation and consummation of this Agreement.

1.5 Assignments Requiring Consents. Seller will use reasonable efforts, and Buyer will cooperate with Seller, to obtain all non-governmental approvals, consents or waivers necessary to assign to Buyer all leases, contracts, licenses, agreements, sales or purchase orders, commitments, property interests, qualifications or other assets described in Section 1.1 hereof or any claim, right or benefit arising thereunder or resulting therefrom (the "Interests") as soon as practi-cable; provided, however, that neither Seller nor Buyer will be obligated to pay any consideration therefor (except for filing fees and other ordinary administrative charges which will be paid by Buyer) to the third party from whom such approval, consent or waiver is requested.

To the extent any of the approvals, consents or waivers referred to above have not been obtained by Seller as of the Closing, Buyer may elect by written notice to Seller to exclude the applicable Interests and liabilities in connection therewith from the Assets and the Assumed Liabilities. In the event Buyer does not make such election, and without limiting the rights of Buyer under this Agreement, Seller will (a) take all reasonable steps necessary to obtain the consent of any such third party, (b) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interests to Buyer so long as Buyer fully cooperates with Seller in such arrangements and promptly reimburses Seller for all payments, charges or other liabilities made or suffered by Seller in connection therewith (provided that nothing herein will require Buyer to make any payment or reimbursement of any consideration for third party consent not agreed to by Buyer), and (c) enforce, at the request of Buyer and at the expense and for the account of Buyer, any rights of Seller arising from such Interests against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the written advice of Buyer). To the extent that Seller enters into lawful arrangements designed to provide the benefits of any Interests as set forth in clause (b) above, such Interests will be deemed to have been assigned to Buyer for purposes of Section 1.1 hereof.

1.6 Purchase Price. The aggregate purchase price to be paid by Buyer to Seller for the Assets (the "Purchase Price") will be Five Hundred Twenty-Two Thousand Dollars ($522,000). The Purchase Price will be paid by delivery to Seller at Closing of a promissory note executed by Buyer and payable to the order of Seller, such note payable in equal quarterly installments over two (2) years with interest at the annual rate of five percent (5%) and otherwise issued on the terms contained in and in the form of Exhibit C hereto (the "Note").

1.7 Allocation of Purchase Price.

(a) Buyer will prepare (or cause to be prepared) an allocation (the "Allocation Schedule") of the Purchase Price (plus Assumed Liabilities and Buyer's expenses of the transaction) among the Assets. Such allocation will be made in accordance with Code Section 1060 and any applicable rules or regulations thereunder. Seller will have the right to review and reasonably approve the Allocation Schedule, and Seller and Buyer will consult and resolve in good faith any issues arising as a result of Seller's review of such Allocation Schedule.

(b) Seller and Buyer (1) will be bound by the allocation contained in the Allocation Schedule for purposes of determining any and all consequences with respect to Taxes of the transactions contemplated herein, (2) will prepare and file all tax returns to be filed with any tax authority in a manner consistent with such Allocation Schedule (including Form 8594, "Asset Acquisition Statement"), and (3) will take no position inconsistent with such Allocation Schedule in any tax return, any discussion with or proceeding before any tax authority, or otherwise. In the event that such Allocation Schedule is disputed by any tax authority, the party receiving notice of such dispute will promptly notify the other party thereof.

ARTICLE II
CLOSING

2.1 Closing. The closing of the transac-tions contemplated hereby (the "Closing") will take place on December 31, 2006 or, if later, two (2) business days following the satisfaction or waiver of all of the conditions to the parties' obligations set forth in Articles VI and VII, unless the parties otherwise mutual-ly agree (the "Closing Date"). All matters at the Closing will be considered to take place simultaneously effective immediately after the close of business on the Closing Date and no de-livery of any document will be deemed complete until all transactions and deliveries of documents are completed.

2.2 Deliveries of Seller. At the Closing, Seller will deliver the following documents to Buyer:

(a) such bills of sale, endorsements, assignments (together with any necessary consents), deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer and its counsel, to vest in Buyer valid legal title to the Assets;

(b) the certificate required of Seller pursuant to Section 6.1 hereof;

(c) an opinion of counsel for Seller, substantially in the form of Exhibit D attached hereto; and

(d) any other documents reasonably requested by Buyer, to confirm the accuracy of the representations and warranties and the performance of the agreements of Seller hereunder.

2.3 Deliveries of Buyer. At the Closing, Buyer will deliver to Seller the following:

(a) such instruments of assumption, in form and substance reasonably satisfactory to Seller and its counsel, to constitute an assumption by Buyer of all Assumed Liabilities;

(b) the Note;

(c) the certificate required of Buyer pursuant to in Section 7.1 hereof;

(d) the opinion of counsel for Buyer, in the form of Exhibit E attached hereto; and

(e) any other documents reasonably requested by Seller, to confirm the accuracy of the representations and warranties and the performance of the agreements of Buyer hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

3.1 Corporate Organization. Aetrium Incorporated, Aetrium Corporation and Aetrium-WEB Technology Inc., the general partner of Aetrium-WEB Technology, LP (“General Partner”), are each a corporation duly organized, validly existing and in good standing under the Laws of the state of Minnesota, and Aetrium-WEB Technology, LP is a limited partnership duly organized, validly existing and in good standing under the Laws of the state of Texas. Each Seller and the General Partner has full organizational power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets.

3.2 Authorization. Each Seller and the General Partner has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary organizational action. This Agreement has been duly and validly executed by each Seller and constitutes the valid and binding legal obligation of each Seller, enforce-able against such Seller in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in the creation or imposition of any Encumbrance upon any property or assets of Seller, or (b) violate any treaty, law, rule, regulation, order, judgment or decree (individually and collectively, "Law(s)") of any foreign, federal, state or local governmental or quasi-governmental administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (individually and collectively, "Authorit(y)(ies)") to which Seller is subject.

3.4 Consents and Approvals. With respect to each Seller, no consent, approval, order or authoriza-tion of or from, or registration, notification, declaration or filing with, any Authority or any individual or other private entity (individually and collectively, "Consent(s)") is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

3.5 Title to Assets. Seller has good title or a valid lease or license with respect to all Assets (including without limitation all assets reflected on the Business Balance Sheet, except for such assets sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Business Balance Sheet), free and clear of all liens, security interests, or other encumbrances of any character whatsoever (“Encumbrances”), except mechanics', carriers', workers' or other like liens arising in the ordinary course of the Business with respect to obligations not yet due and payable, liens for current taxes not yet due and payable, and other Encumbrances which, individually or in the aggregate, do not have a material adverse effect on the condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, customers, customer relations, goodwill or going concern value with respect to Seller or are known to Buyer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1 Buyer's Organization. Buyer is a corpora-tion duly organized, validly existing and in good standing under the Laws of the state of Delaware, and has all requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

4.2 Due Authorization, Execution and Delivery; Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the valid and binding legal obligations of Buyer, enforceable against it in accordance with their terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 Non-Contravention. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate or be in conflict with any provision of the articles of incorporation or bylaws of Buyer, or (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation or imposition of fees or penalties under, any debt, instrument, commitment, contract or other agreement or obligation to which Buyer is a party or by which Buyer or any of its properties or assets is or may be bound, or (c) result in the creation or imposition of any Encumbrance upon any property or assets of Buyer, or (d) violate any Laws of any Authority to which Buyer is subject.

4.4 Consents. No Consent from any Authority or any individual or other private entity is required in connection with the execution, delivery or performance by Buyer of this Agreement or the taking of any other action contemplated hereby.

4.5 Financial Statements. Buyer has furnished to Seller its unaudited balance sheet as of November 30, 2006 (the "Buyer Balance Sheet") attached hereto as Exhibit F. The Buyer Balance Sheet is in accordance with the books and records of Buyer, has been prepared in conformity with U.S. generally accepted accounting principles, and is true, complete and accurate in all material respects and fairly presents the financial position of Buyer as of the date thereof. Buyer has no liabilities or other obligations (whether fixed, absolute or contingent, accrued or unaccrued, matured or unmatured, known or unknown, direct or indirect, joint or several, or otherwise) ("Liabilities") except (a) Liabilities which are reflected or reserved against in the Buyer Balance Sheet, which reserves reflected therein are appropriate and reasonable, and (b) Liabilities incurred in the ordinary course of business and consistent with past practice since the date of the Buyer Balance Sheet and not resulting from, arising out of, relating to, in the nature of or caused by any breach of contract, tort, infringement of third party rights, violation of Law or application of doctrines of strict liability. Since the date of the Buyer Balance Sheet, Buyer has made no distribution or other payments of any kind to any shareholder or disposition of any assets.

ARTICLE V
COVENANTS

5.1 Cooperation and Assignments. Seller and Buyer will each use its best efforts, and will cooperate with the other, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as are required in order to enable each party to effect the transactions contemplated hereby, and otherwise will use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof, provided that neither party will be obligated to incur any liability or expense in connection therewith, except the cost and expense of its employees, agents and representatives engaged in such efforts or as otherwise expressly set forth herein.

5.2 Further Assurances. At any time or from time to time after the Closing Date, either party will, at the request of the other party and at such other party's ex-pense, execute and deliver any further instruments or docu-ments and take all such further action as such party reason-ably may request in order to consummate and make effective the transactions contemplated by this Agreement.

5.3 Accounts Receivable and Accounts Payable. Seller will pay over to Buyer, less any offsets provided hereunder and less any sales taxes included therein, all payments on Accounts Receivable received by Seller (other than payments excluded under Section 1.2(d)) as received. Buyer will pay over to Seller any sales taxes included in any payments received directly by Buyer on Accounts Receivable as received. Buyer will pay the trade accounts payable assumed by Buyer hereunder when and as due.

5.4 Continuation Payments. The intent of this provision is that Seller will fund Buyer’s payroll costs for three (3) months for employees of Seller (except Keith E. Williams) continuing with the Business at Seller’s current pay rates.

(a) On a payroll period basis for wages earned through March 31, 2007, with respect to each such employee, Seller will pay Buyer:
(c) An amount equal to such employee’s actual gross pay, up to a maximum of (i) such employee’s current gross pay rate, exclusive of overtime and bonus payments, less (ii) for any employee on COBRA medical and/or dental continuation coverage for such payroll period, such employee’s current premium deductions for such medical and/or dental coverage continued; and
(d) An amount equal to employer payroll taxes on amounts reimbursed under (a) (Social Security, Medicare, Federal U/C and State U/C).

(b) On a monthly basis for insurance coverage for the months of January 2007 through March 2007, with respect to each such employee:
• Seller will pay Buyer as corresponding medical and dental insurance premium costs of Buyer become due (other than for COBRA continuation insurance under Seller’s plans) an amount equal to (i) Seller’s COBRA premium rate for such employee’s current medical and/or dental health plan coverage, including HRA account contributions, less (ii) an amount equal to such employee’s current premium deductions for such coverage;
• Seller will pay the COBRA premium due for any medical and/or dental continuation coverage elected by such employee for the period such coverage is in effect; and
• Seller will pay the COBRA premium due for continuation coverage elected by such employee for Seller’s basic life insurance benefit, and will pay to Buyer the COBRA premium rate for any replacement coverage.

(c)Buyer will provide support documentation adequately in advance of each payment as reasonably requested by Seller.

5.5 Customer Support. In addition to satisfying all warranty obligations of Seller with respect to the Business, during the two (2) year period ending December 31, 2008, Buyer will provide spare parts and customer services and support with respect to the Product Lines at levels currently provided. During such two (2) year period, Buyer will not make any distributions or other payments of any kind to its shareholders in excess of amounts to fund S Corporation pass through tax liabilities as a result of ownership of Buyer and reimbursement of expenses incurred in the conduct of the Business, it being the intent of this provision to preserve Buyer’s working capital to enable Buyer to satisfy its obligations under the preceding sentence.

5.6 “AS IS” Sale. Seller makes no warranties of any kind with respect to the Assets and Business, including without limitation implied warranties of merchantability and fitness for particular purpose, except those warranties specifically expressed in Article III hereof, and Buyer purchases the Assets “AS IS.”

5.7 Cooperation. Buyer will assist Seller and provide access to the Business, Assets and related documentation as reasonably necessary, without charge, to enable Seller to complete its financial statements and income tax returns for the year ending December 31, 2006, and Seller’s audit and reporting requirements with respect thereto, and to respond to audit and other regulatory inquiries by Authorities. Buyer will give Seller at least thirty (30) days written notice and opportunity to review and take prior to destroying any records of the Business on transactions occurring on or prior to the Closing Date. Seller will allow Buyer’s continued use of Seller’s Manage 2000 system for management of the Business for up to six (6) months after Closing at a charge of Two Thousand Dollars ($2,000) per month, which amount Seller will offset against amounts due from Seller under this Article V through March 31, 2007 and which amount will otherwise be due and payable from Buyer on the first day of each month.

5.8 License. Effective the Closing Date, Buyer grants to Seller a world-wide fully paid nonexclusive unrestricted right and license to practice and use the Technology Rights in Seller’s other businesses.

5.9 Security Deposit. Buyer will reimburse Seller for the security deposit under the Facility Lease on March 31, 2007, which amount Seller may offset against amounts due to Buyer under this Article V.

ARTICLE VI
CONDITIONS TO BUYER'S OBLIGATIONS

The obligations of Buyer to consummate the purchase of the Assets under this Agreement will be subject to the satisfaction (or waiver by Buyer) on or prior to the Closing Date of all of the following conditions:

6.1 Representations, Warranties and Covenants of Seller. Seller will have complied in all material respects with all of their agreements and covenants contained herein to be performed at or prior to the Closing Date, and all the representations and warranties of Seller contained herein will be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been true as of the specified date). Buyer will have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the conditions set forth in this Section 6.1.

6.2 No Prohibition. No statute, rule or regulation or order of any court or other Authority will be in effect which prohibits Buyer from consummating the transactions contemplated hereby.

6.3 Further Action. All consents, approvals, authorizations, exemptions and waivers from third parties that are required in order to enable Buyer to consummate the transactions contemplated hereby will have been obtained (except where the failure to obtain any such consents, approvals, authorizations, exemptions and waivers would not have a material adverse effect with respect to the Business).

6.4 Deliveries. Seller will have made or caused to be made delivery to Buyer of the items set forth in Section 2.2 hereof.

ARTICLE VII
CONDITIONS TO SELLER'S OBLIGATIONS

The obligations of Seller to consummate the sale of the Assets under this Agreement will be subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of all of the following conditions:

7.1 Representations, Warranties and Covenants of Buyer. Buyer will have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein will be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except (a) as otherwise contemplated hereby, and (b) to the extent that such representations and warranties were made as of a specified date (and as to such representations and warranties the same continue on the Closing Date to have been true as of the specified date). Seller will have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the conditions set forth in this Section 7.1.

7.2 No Prohibition. No statute, rule or regu-lation or order of any court or other Authority will be in effect which prohibits Seller from consummating the transactions contemplated hereby.

7.3 Further Action. All consents, approvals, authorizations, exemptions and waivers from third parties that are required in order to enable Seller to consummate the transactions contemplated hereby will have been obtained (except where the failure to obtain any such actions, consents, approvals, authorizations, exemptions and waivers would not have a material adverse effect with respect to the Business).

7.4 Deliveries. Buyer will have made or caused to be made delivery to Seller of the items set forth in Section 2.3 hereof.

ARTICLE VIII
MISCELLANEOUS

8.1 Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement of the parties with respect to the matters provided for herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, modification or alteration of the terms or provisions of this Agreement will be binding unless the same is in writing and duly executed by the parties hereto.

8.2 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Any attempted assignment of this Agreement contrary to the terms hereof will be null and void and of no force or effect.

8.3 Counterparts. This Agreement may be exe-cuted in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

8.4 Headings. The headings of the articles and sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof.

8.5 Modifications and Waivers. No waiver of any of the terms or conditions of this Agreement or any right hereunder will be effective unless given in a signed writing by the party entitled to the bene-fits thereof. No waiver of any of the provisions of this Agreement or any rights hereunder will be deemed to or will constitute a waiver of any other provisions hereof or rights hereunder (whether or not similar). No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right.

8.6 Broker's Fees. Each of the parties hereto represents and warrants to the other that it has had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement. Seller will indemnify and hold harmless Buyer from and against any and all liability to which Buyer may be subjected by reason of any broker's or finder's fee with respect to the transactions contemplated hereby to the extent such fee is attributable to any action undertaken by or on behalf of Seller. Buyer will indemnify and hold harmless Seller from and against any and all liability to which Seller may be subjected by reason of any broker's or finder's fee with respect to the transaction contemplated hereby to the extent such fee is attributable to any action undertaken by or on behalf of Buyer.

8.7 Expenses.

(a) Seller will pay all costs and expenses incurred by or on behalf of Seller, and Buyer will pay all costs and expenses incurred by or on behalf of it, in connection with this Agreement, the negotiations in connection herewith, and the transactions contemplated hereby, including without limitation fees and expenses of their respective brokers, finders, financial consultants, accountants and counsel.

(b) If any dispute between Seller and Buyer, either occurring under, relating to or in connection with any of the provisions of this Agreement, is submitted to a court, arbitrator or other appropriate tribunal, then all costs and expenses of the parties (including tribunal costs and reasonable attorneys' fees) will be paid by the party against whom a determination by such court, arbitrator or other tribunal is made or, in the absence of a determination wholly against one party, as such court, arbitrator or other tribunal directs.

8.8 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party will be in writing and delivered person-ally, by telephonic facsimile transmission, by email or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission or email with a copy sent by mail), if to Seller to:

Aetrium Incorporated
2350 Helen Street
North St. Paul, Minnesota 55109
Attn: Douglas L. Hemer
Facsimile No.: (612) 704-1805
Email: dhemer@aetrium.com

if to Buyer to:

WEB Technology, Inc.
10501 Markison Road
Dallas, Texas 75238
Attn: Keith E. Williams
Facsimile No.: (214) 343-8958
Email: keithw@webtechnology.com

with a copy to:

Boyd-Veigel, P.C.
218 E. Louisiana
McKinney, Texas 75069
Attn: Jerry A. Kagay
Facsimile No.: 214-363-5059
Email: jerry@boyd-veigel.com

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission or email in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder) if delivered personally or upon completion of facsimile transmission or email. Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

8.9 Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Agreement or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of thearbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be St. Paul, Minnesota. Notwithstanding the foregoing, either party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Agreement in any court of competent jurisdiction.

8.10 Governing Law; Consent to Jurisdiction. This Agreement will be construed in accordance with and governed by the laws of the state of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Each of Buyer and Seller irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement or any other agreement, document or instrument arising out of or executed in con-nection with this Agreement may be brought only in an arbitration proceeding as provided in Section 8.9 or in a court of the state of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer and Seller by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 8.9 or any of such courts in any such action or proceeding. Each of Buyer and Seller further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 8.8 hereof. Each of Buyer and Seller hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

8.11 Public Announcements. Buyer and its affiliates will not make any public statements, including without limitation any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of Seller (which consent may not be unreasonably withheld), except as may be required by law, in which case Buyer will consult with Seller concerning the timing and content of such announcement before such announcement is made.

8.12 Severability. If any provision hereof is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability will have no effect upon and will not impair the enforce-ability of any other provision of this Agreement.

8.13 No Third Party Beneficiaries. Except as expressly permitted by this Agreement, nothing in this Agreement will confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

8.14 Rule of Construction. The parties hereto acknowledge and agree that each has negotiated and reviewed the terms of this Agreement, assisted by such legal and tax counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

AETRIUM INCORPORATED

By
Its President

AETRIUM CORPORATION

By______________________________________
Its President

AETRIUM-WEB TECHNOLOGY, LP
By AETRIUM-WEB TECHNOLOGY INC
Its General Partner

By______________________________________
Its President

WEB TECHNOLOGY, INC.

By _____________________________________
Its President

Exhibit A

BUSINESS PRODUCT LINES

Acceleration Test Equipment, including but not limited to
Series 9000 Centrifuge
Centrifuge Fixturing & Rework Service
Series 9100 Environmental Centrifuge

Gross Leak Detection Equipment, including but not limited to:
All Bubble Testers
Series 7200
Series 7201 Tube Tester NID
Series 7250 NID
Series 7500 NID
Series 7600 NID
Series 7700 NID

Preconditioning Equipment, including but not limited to:
Series 8000 Equipment (Including Model 8050)

Burn-In Board Loader/Unloader Equipment, including but not limited to:
Series 4800 (Single Head, Dual Head, 5 Head, and 10 Head Designs)
Series 4816 (16 Head System)

Turret Test Handler Equipment, including but not limited to:
Model 2020
Model 5308
Model 5600
Model 5800
Model 7800
Model 8816
Model 8832
Model 8832M

Semiautomatic Bench Top Test Handler, including
Model QT

Component Test Systems, including
Model ATS 6000 and its derivations

Spare Parts, Options, and Accessories for above products

Exhibit B

BUSINESS BALANCE SHEET

Exhibit C

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned promises to pay to the order of Aetrium Incorporated ("Aetrium") at North St.Paul, Minnesota, the principal amount of Five Hundred Twenty-Two Thousand Dollars ($522,000), together with interest thereon from the date hereof until paid in full at the annual rate of five percent (5%) (except as provided below with respect to payments past due), in quarterly installments of principal and interest of Sixty-Nine Thousand Two Hundred Dollars ($69,200) on the last day of each April, July, October and January commencing April 30, 2007. The entire unpaid principal of this Note together with accrued and unpaid interest thereon will become due and payable December 31, 2008.

This Note may be prepaid in whole or in part at any time without premium or penalty. All payments under this Note will be applied first to accrued interest and the balance to principal.

In the event (i) the undersigned fails to make any payment hereunder promptly when due, and such failure continues for a period of ten (10) days after written notice thereof to the undersigned, or (ii) the undersigned is unable or admits in writing an inability to pay its debts generally as they become due, or files or has filed against it a petition in bankruptcy or for an arrangement or a reorganization, or makes a general assignment for the benefit of creditors, or has a receiver or trustee appointed for it, or (iii) the undersigned discontinues its operation of the Business (as defined in that certain Asset Purchase Agreement dated December 28, 2006 by and among the undersigned, Aetrium and affiliates of Aetrium), then at any time thereafter for so long as such condition continues, upon written demand therefor by the holder hereof all indebtedness evidenced hereby will immediately become due and payable.

Presentment and other demand for payment (other than written demand as provided above), notice of dishonor and protest are hereby waived by the undersigned. Amounts past due hereunder will bear interest from the due date until paid in full at the annual rate of fifteen percent (15%) or, if less, the highest rate permitted under applicable law. The undersigned agrees to reimburse the holder of this Note for all fees and expenses (including attorneys fees and court costs) incurred in connection with the collection of the indebtedness represented by this Note.

No delay on the part of the holder hereof in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right, nor will the holder hereof be liable for exercising or failing to exercise any such right. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the holder hereof may or would otherwise have.

IN WITNESS WHEREOF, the undersigned has executed this Note effective December 31, 2006.

WEB TECHNOLOGY, INC.

By
Its President